Exhibit 99.1

NOVAGOLD Issues 2022 Sustainability Report

Featuring a comprehensive review of NOVAGOLD’s performance in all areas of Environmental, Social and Governance (ESG) including health and safety, environmental stewardship, social and community engagement, and corporate governance;
Demonstrating an excellent health and safety record and continued strong commitments to environmental protection, community investment, and stakeholder engagement at the Donlin Gold project;
Highlighting long-standing partnerships with Donlin Gold LLC, Calista Corporation (“Calista”), and The Kuskokwim Corporation (TKC), the project’s Alaska Native Corporation partners, who are dedicated to the Elders’ vision of responsible development that creates jobs and economic benefits for the communities of the Yukon-Kuskokwim region (Y-K) while protecting the environment;
Committing to protecting the environment with NOVAGOLD’s adoption of new corporate Climate Change and Biodiversity policies in 2023.

May 11, 2023 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or “the Company”) (NYSE American, TSX: NG) is pleased to publish its 2022 Sustainability Report (the “2022 sustainability report”) with a focus on our fiscal 2022 performance in the areas of environmental stewardship, health and safety, social engagement, and corporate governance. Last year, we released our second annual sustainability report which included NOVAGOLD’s expanded ESG data, that allow us to monitor performance changes and improvements over time. As a development-stage mining company whose primary asset is its 50% interest in the Donlin Gold project, NOVAGOLD has taken a long-term approach to developing, implementing, and reporting on our sustainability practices and measurement.

In the spirit of advancing the Donlin Gold project toward a construction decision and eventual operation, we continue to work in close coordination with Donlin Gold LLC and our Alaska Native Corporation partners, Calista and TKC, to bring economic, social, and environmental benefits to the people of the Y-K region in ways that value and protect their lands, waters, and traditional ways of life. Specifically, NOVAGOLD’s commitment to the people of the Y-K region has been integral to our project development strategy going back more than two decades. Some of these commitments are reflected in the life-of-mine agreements Donlin Gold LLC has with Calista and TKC. Under the provisions of the Alaska Native Claims Settlement Act, which resolved land claims and allotted 44 million acres of land for use by Alaska Native Corporations, the benefits of the Donlin Gold project will be shared with these corporations and their Native Alaskan shareholders.

Highlights of NOVAGOLD’s 2022 Sustainability Report:

www.novagold.com
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Adoption of Climate Change and Biodiversity Policies

During 2023, NOVAGOLD adopted a formal corporate climate change policy for its operations. Beyond the aspirational goal of net zero by 2050, the policy lays out how the Company will address climate change in each aspect of our current operations, which are limited, and of projects that the Company will operate in the future (e.g., through construction and operation of the Donlin Gold project). The Company also adopted a formal biodiversity policy that is especially important to Donlin Gold LLC given the region’s reliance on the waters, lands, and biological resources for its residents’ subsistence lifestyle. In 2023, we will focus on starting to implement the policies, including as appropriate with Donlin Gold LLC.

NOVAGOLD is fully dedicated to building trust and transparency in, as well as continuous improvement and enhancements to, our sustainability initiatives and policies. We believe that mines can be developed responsibly in collaboration with people who possess the local knowledge to help minimize environmental impacts while benefiting from economic activity. Furthermore, our team is committed to the principles of sustainable development, including the conservation and preservation of natural resources and the environment. Our goal is to be first-in-class in the development and implementation of our ESG program and as always, we welcome input from our partners, shareholders, stakeholders, and other interested parties.

The 2022 sustainability report is available on NOVAGOLD’s website here (https://www.novagold.com/sustainability/).

NOVAGOLD welcomes your comments, questions, or suggestions about the sustainability report and related information. Please send your feedback to info@novagold.com

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the Measured and Indicated Mineral Resource categories, inclusive of Proven and Probable Mineral Reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne, in the Measured and Indicated Resource categories on a 100% basis)1, the Donlin Gold project is regarded to be one of the largest, highest-grade, and most prospective known open-pit gold deposits in the world. According to the 2021 Technical Report and the S-K 1300 Report (both as defined below), once in production, the Donlin Gold project is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint of the open pit which currently covers three kilometers of an approximately eight-kilometer-long gold-bearing trend. Current activities at the Donlin Gold project are focused on State permitting, engineering studies, community outreach, and workforce development in preparation for the eventual construction and operation of this project. With a strong balance sheet, NOVAGOLD is well-positioned to fund its share of permitting and advancement efforts at the Donlin Gold project.

NOVAGOLD Contacts:

Mélanie Hennessey

Vice President, Corporate Communications

604-669-6227 or 1-866-669-6227

________________

1 Donlin Gold data as per the report entitled “NI 43-101 Technical Report on the Donlin Gold Project, Alaska, USA” with an effective date of June 1, 2021 (the “2021 Technical Report”) and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” (the “S-K 1300 Report”), current as of November 30, 2021. Donlin Gold possesses Measured Resources of approximately 8 Mt grading 2.52 g/t and Indicated Resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of Mineral Reserves, of which approximately 4 Mt of Measured Resources and approximately 267 Mt of Indicated Resources inclusive of Reserves is attributable to NOVAGOLD through its 50% ownership interest in Donlin Gold LLC. Exclusive of Mineral Reserves, Donlin Gold possesses Measured Resources of approximately 1 Mt grading 2.23 g/t and Indicated Resources of approximately 69 Mt grading 2.44 g/t, of which approximately 0.5 Mt of Measured Resources and approximately 35 Mt of Indicated Resources exclusive of Mineral Reserves is attributable to NOVAGOLD. Donlin Gold possesses Proven Reserves of approximately 8 Mt grading 2.32 g/t and Probable Reserves of approximately 497 Mt grading 2.08 g/t, each on a 100% basis, of which approximately 4 Mt of Proven Reserves and approximately 249 Mt of Probable Reserves is attributable to NOVAGOLD. Mineral Reserves and Resources have been estimated in accordance with NI 43-101 and S-K 1300.

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Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the implementation of the corporate climate change policy and the biodiversity policy; the anticipated timing of certain judicial and/or administrative decisions; the 2023 outlook; the timing and potential for a new feasibility study on the Donlin Gold project; our goals and planned expenditures for the remainder of 2023; ongoing support provided to key stakeholders including Native Corporation partners; Donlin Gold’s continued support for the State permitting process; the potential development and construction of the Donlin Gold project; the sufficiency of funds to continue to advance development of Donlin Gold, including to a construction decision; perceived merit of properties; mineral reserve and mineral resource estimates; Donlin Gold’s ability to secure the permits needed to construct and operate the Donlin Gold project in a timely manner, if at all; legal challenges to Donlin Gold’s existing permits and the timing of decisions in those challenges; whether the Donlin Gold LLC Board will continue to advance the Donlin Gold project up the value chain; the success of the strategic mine plan for the Donlin Gold project; the success of the Donlin Gold community relations plan; the outcome of exploration drilling at the Donlin Gold project and the timing thereof; and the conversion of Galore Creek into a mine and the receipt of $25 million due in July 2023 from Newmont and the $75 million contingent payment from Newmont. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; the coronavirus global pandemic (COVID-19); uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between Barrick and NOVAGOLD for the continued exploration, development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC's website at www.sec.gov, or at www.sedar.com. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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